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                                                                       EXHIBIT 7

                           AGREEMENT TO FILE JOINTLY

The undersigned hereby agree as follows:

                (i)     Each of them is individually eligible to use the
Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

                (ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.


Dated:  September 25, 1996

                            BANKAMERICA CORPORATION



                            By /s/ Judith A. Boyle
                               ----------------------------
                               Name:  Judith A. Boyle
                               Title:  Counsel

                            BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                            ASSOCIATION



                            By /s/ Judith A. Boyle
                               ----------------------------
                               Name:  Judith A. Boyle
                               Title:  Counsel

                            SECURITY PACIFIC EQUIPMENT LEASING, INC.



                            By /s/ Judith A. Boyle
                               ----------------------------
                               Name:  Judith A. Boyle
                               Title:  Counsel

                            BA LEASING & CAPITAL CORPORATION



                            By /s/ Judith A. Boyle
                               ----------------------------
                               Name:  Judith A. Boyle
                               Title:  Counsel